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                           [BDO SEIDMAN LETTERHEAD]



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



U.S. Restaurant Properties Master L.P.
Dallas, Texas

We hereby consent to the incorporation by reference in the Registration Statement No. 333-02675 of U.S. Restaurant Properties Master L.P. on Amendment #1 to Form S-3 of our report dated April 19, 1996 relating to the schedule of rental income and direct operating expenses for Selected Partnership Properties Sold to U.S. Restaurant Properties Master L.P. for the year ended December 31, 1995, which report appears in the Form 8-K/A of U.S. Restaurant Properties Master L.P., dated April 30, 1996.



                                          /s/ BDO SEIDMAN, LLP
                                          BDO SEIDMAN, LLP


Philadelphia, Pennsylvania
May 21, 1996